As filed with the Securities and Exchange Commission on March 9, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDTRONIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-0793183
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

710 Medtronic Parkway
Minneapolis, Minnesota 55432-5603
(763) 514-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Keyna P. Skeffington
Vice President and Senior Legal Counsel
James N. Spolar
Principal Legal Counsel and Assistant Secretary
Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5603
(763) 514-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Melodie R. Rose, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street
Minneapolis, MN 55402
(612) 492-7000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit (1)	Offering Price	Fee
Common Stock
Preferred Stock
Debt Securities	(1)	(1)	(1)	(1)
Purchase Contracts
Warrants
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

MEDTRONIC, INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
PURCHASE CONTRACTS
WARRANTS
UNITS

We may offer from time to time common stock, preferred stock, debt securities, purchase contracts, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page 31 of our annual report on Form 10-K for the fiscal year ended April 25, 2008 which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Medtronic,” “we,” “us,” and “our” refer to Medtronic, Inc., a corporation organized in Minnesota, and its consolidated subsidiaries.

MEDTRONIC, INC.

We are the global leader in medical technology, alleviating pain, restoring health and extending life for millions of people around the world. We currently function in seven operating segments that manufacture and sell device-based medical therapies. Our segments include Cardiac Rhythm Disease Management; Spinal; CardioVascular; Neuromodulation; Diabetes; Surgical Technologies; and Physio-Control. We develop, manufacture and market our medical devices in more than 120 countries worldwide and continue to expand patient access to our products in these markets.

We were founded in 1949 and were incorporated in Minnesota in 1957. Our principal executive offices are located at 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603 and our telephone number is (763) 514-4000. Our website is located at www.medtronic.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended April 25, 2008, filed June 24, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2008, filed September 3, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 24, 2008, filed December 3, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended January 23, 2009, filed March 4, 2009;

•	our Current Reports on Form 8-K filed April 29, 2008, May 20, 2008 (relating to the change in the certified accountant for our savings and investment plans), and June 26, 2008; and

•	all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations Department, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603; Telephone Number (763) 514-4000.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our restated articles of incorporation, as amended, our bylaws, as amended, each of which have been publicly filed with the SEC, and applicable provisions of law. See “Where You Can Find Additional Information.”

Our authorized capital stock consists of:

•	1,600,000,000 shares of common stock, $0.10 par value per share; and

•	2,500,000 shares of preferred stock, $1.00 par value per share.

As of February 27, 2009, there were 1,119,284,090 shares of common stock issued and outstanding. No shares of our preferred stock are outstanding.

Holders of our stock are expressly denied preemptive rights and cumulative voting rights.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. Except as specifically required otherwise under Minnesota law, all matters submitted to our shareholders are decided by a majority vote of the shares entitled to vote and represented at the meeting at which there is a quorum, except for election of directors, which is decided by plurality vote.

Liability of Directors

Our directors are exempt from personal liability to us and to our shareholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Minnesota law.

Business Combinations and Control Share Acquisitions

We are subject to Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a public Minnesota corporation acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date of the transaction in which such person became an interested shareholder, unless either the business combination or the acquisition by which such person becomes an interested shareholder is approved in a prescribed manner before such person becomes an interested shareholder. A “business combination” may be a merger, asset sale or other transaction resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of a corporation’s outstanding voting stock or who is an affiliate or associate of such corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of such corporation’s outstanding voting stock. These provisions of Minnesota law could have the effect of delaying, deferring, or preventing a change in control of us.

Shareholder Rights Plan

Under a shareholder rights plan adopted by our board of directors on October 26, 2000, all of our shareholders receive, along with each share of our common stock, a preferred stock purchase right entitling them to purchase from us 1/5000th of a share of series A junior participating preferred stock at an exercise price of $400 per share. These rights are not exercisable or transferable apart from the common stock until 15 days after the public announcement that a person or group, referred to as an acquiring person, has acquired 15% or more of the outstanding shares of our common stock or 15 business days after the announcement of a tender offer which would increase such acquiring person’s beneficial ownership to 15% or more of our outstanding common stock. After any person or group has become an acquiring person, each right entitles the holder (other than the acquiring person) to purchase, at the exercise price, common stock of us having a market price of two times the exercise price. If we are acquired in a merger or other business combination transaction, each exercisable right entitles the holder to purchase, at the exercise price, common stock of the acquiring company or an affiliate having a market price of two times the exercise price. Our board of directors may redeem the rights for $0.0005 per right at any time before any person or group becomes an acquiring person. Our board may also reduce the threshold at which a person or group becomes an acquiring person from 15% to no less than 10% of our outstanding common stock. The rights expire on October 26, 2010.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized 2,500,000 shares of preferred stock, one or more classes or series of preferred stock, having such relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, as our board of directors shall determine without further vote or action by the shareholders.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the designation of the series of preferred stock, which may be by distinguishing number, letter or title;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the amounts payable on shares of such preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of such preferred stock;

•	the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such preferred stock, if any;

•	the voting rights, if any, granted to the holders of the shares of such preferred stock in addition to those required by Minnesota law or our articles of incorporation;

•	whether the shares of preferred stock shall be convertible into shares of our common stock or any other class of our capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred stock as may be permitted by Minnesota law or our articles of incorporation;

•	any listing of such preferred stock on any securities exchange; and

•	a discussion of federal income tax considerations applicable to such preferred stock.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our Board of Directors may determine to issue shares without seeking shareholder approval.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an Indenture (the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and will be our unsecured obligations. The Indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized herein certain terms and provisions of the Indenture. The summary is not complete. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the Indenture for the provisions which may be important to you. Those provisions, and not this description, define your rights. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the laws of the state of New York. We have also included references in parentheses to certain sections of the Indenture. See “Where You Can Find Additional Information” for information on how to obtain a copy of the Indenture.

General Terms

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where principal of (and premium, if any) and interest on the debt securities shall be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities; and

•	any other terms of the debt securities. (Section 3.01)

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 3.02) No service charge will be made for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

Debt securities may be issued under the Indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. As defined in the Indenture, “original issue discount securities” means any debt securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 1.01)

Certificated Debt Securities

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Book-Entry System; Delivery and Form” below, book-entry debt securities will not be issuable in certificated form.

Book-Entry System; Delivery and Form

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. (Section 3.05)

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the accounts of the participants with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the Indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the Indenture. Accordingly, to exercise any rights of a holder under the Indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary will instruct the Trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

Customary Depositary Procedures

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the Indenture provides that we, the Trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the Indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Neither we, the Trustee nor any other agent of ours or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit the accounts of the participants with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We have obtained the foregoing information in this section concerning the Depositary and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance

Full Defeasance

If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the Indenture we can legally release ourselves from any payment or other obligations on the debt securities (this is called “full defeasance”) if, among other things:

•	we deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities under the stated payment terms; and

•	we deliver to the Trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above. (Sections 13.02 and 13.04)

If we accomplished full defeasance, you would have to rely solely on the trust deposit for all payments on the debt securities. You could not look to us for payment in the event of any shortfall. (Section 13.02)

Covenant Defeasance

Under current U.S. federal income tax law, if we make the type of trust deposit described above, we can be released from some of the restrictive covenants in the Indenture without causing you to be taxed on the debt securities any differently than if we did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or notes or bonds set aside in trust to repay the debt securities. In order to exercise our rights under the Indenture to achieve covenant defeasance, we must, among other things:

•	deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	deliver to the Trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities.

If we accomplish covenant defeasance, the following provisions of the Indenture and the debt securities would no longer apply:

•	certain of our obligations regarding the conduct of our business described above under “Covenants,” and any other covenants applicable to the debt securities described in the applicable prospectus supplement;

•	the conditions to our engaging in a merger or similar transaction, as described below under “Consolidation, Merger, Conveyance, Transfer or Lease”; and

•	the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described below under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 13.03 and 13.04)

Events of Default and Notice Thereof

When we use the term “Event of Default” in the Indenture with respect to the debt securities of any series, here are some examples of what we mean:

•	failure to pay any interest on the debt securities of that series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the debt securities of that series at its maturity, acceleration, redemption or otherwise;

•	failure to perform or breach of any other covenant or warranty in the Indenture applicable to such series and such failure continues for 60 days after written notice as provided in the Indenture;

•	failure to pay principal when due at maturity or a default that results in the acceleration of maturity of our or any of our Restricted Subsidiary’s (as defined below) indebtedness for borrowed money in an aggregate amount of $100 million or more;

•	certain events in bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of such series. (Section 5.01)

If an Event of Default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. (Section 5.02)

Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon the occurrence of any Event of Default and the continuation thereof.

The Trustee, after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, or in the deposit of any sinking fund payment with respect to any debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. (Section 6.02)

We will be required to furnish to the Trustee annually within 120 days after the end of each fiscal year a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section 10.04 and Section 10.08)

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults. (Sections 5.12 and 5.13)

In case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 6.03)

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person (as defined in the Indenture) or convey, transfer or lease our properties and assets substantially as an entirety, unless:

•	the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes our obligations on the debt securities and under the Indenture;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•	after giving effect to such transaction, neither we nor the successor person, as the case may be, would have outstanding indebtedness secured by any mortgage or other encumbrance prohibited by the provisions of our restrictive covenant relating to liens or, if so, shall have secured the debt securities equally and ratably with (or prior to) any indebtedness secured thereby. (Section 8.01)

Modification of the Indenture

Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or waiver; provided, however, that no such modification or amendment may without the consent of the holder of each debt security affected thereby, to change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount of, or premium or interest on, any debt security, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any debt security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, reduce the percentage in principal amount of outstanding debt securities, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify any of the above provisions. (Section 9.02)

The Holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of such series, waive any past default under the Indenture, except a default (1) in the payment of principal of, or any premium or interest on, any debt security or (2) in respect of a covenant or provision of the Indenture which cannot be modified or without the consent of the holder of each debt security of the affected series. (Section 10.09; Section 5.13)

Modifications and amendments of the Indenture may be made by us and the Trustee without the consent of any holders for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of the our covenants herein and in the debt securities;

•	to add to our covenants for the benefit of the holders or to surrender any right or power herein conferred upon us;

•	to add any additional Events of Default for the benefit of the holders;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee hereunder;

•	to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders in any material respect;

•	to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualifications of the Indenture under the Trust Indenture Act;

•	to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of debt securities of any series as permitted by the Indenture; or

•	to comply with the rules of any applicable securities depositary. (Section 9.01)

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.” (Section 1.01)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If we or the Trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the Trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 1.04)

Certain Covenants

Limitations on Secured Debt.  The Indenture provides that we will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by us or any Restricted Subsidiary, or any shares of stock or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities (together with, if we shall so determine, any other debt of us or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of that series) shall be secured equally and ratably with (or prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to:

•	liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by us or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the Indenture;

•	liens on any property, shares of capital stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure debt owing to, us or any Restricted Subsidiary;

•	liens in favor of the U.S. or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•	liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

•	pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we are or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds to which we are or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

•	liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which we are or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by us or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which we are or such Restricted Subsidiary is a party;

•	liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

•	liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of our business or the business of such Restricted Subsidiary and which do not, in our opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities are authenticated;

•	liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

•	any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the debt secured by such lien at such time is not increased. (Section 10.06)

Notwithstanding the restrictions described above, we or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the debt securities, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by us or a Restricted Subsidiary without equally and ratably securing the debt securities of each series then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “— Limitations on Sale and Leaseback

Transactions” below, does not at such time exceed 20% of our Consolidated Net Tangible Assets (defined below). (Section 10.06 and 10.07)

Limitations on Sale and Leaseback Transactions.  Sale and leaseback transactions by us or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) we or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur debt secured by a lien on such property, pursuant to the provisions described in the twelve bullets above under “— Limitations on Secured Debt;” or (b) we, within 360 days after such transaction, apply an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of our Funded Debt (defined below); provided that the amount to be applied to the retirement of our Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by us within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in our or our Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years. (Section 10.07)

Notwithstanding the restrictions described above, we or any Restricted Subsidiary may enter into a sale and leaseback transaction, provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “— Limitations on Secured Debt” above, does not at such time exceed 20% of our Consolidated Net Tangible Assets. (Section 10.07)

Existence.  Except as permitted under “— Consolidation, Merger, Conveyance, Transfer or Lease,” the Indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders. (Section 10.05)

Regarding the Trustee

The Trustee’s current address is Sixth and Marquette Avenue, Minneapolis MN 55479.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. (Section 6.01)

The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any affiliate. If it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Section 6.05; Section 6.08; Section 6.13)

Governing Law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York and the United States.

Certain Definitions

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges. (Section 1.01)

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our then most recent publicly available consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our then most recent publicly available consolidated balance sheet and computed in accordance with generally accepted accounting principles. (Section 1.01)

“Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt. (Section 1.01)

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the U.S. (other than its territories or possessions) and owned by us or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, except any such property which our Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution. (Section 1.01)

“Restricted Subsidiary” means any subsidiary of ours which owns or leases a Principal Property. (Section 1.01)

Concerning our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with Wells Fargo Bank, National Association. In addition, Wells Fargo is the trustee for certain of our other debt securities and the transfer agent for our common stock, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, the purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORM OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.  We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, (and premium, if any), interest payments and additional amounts, if any, on debt securities and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Medtronic, Inc., the trustee or any other agent of Medtronic, Inc., or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Offers to purchase the securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto, including the terms of any bidding or auction process.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of debt securities, warrants, units or preferred stock on a national securities exchange. If debt securities, warrants, units or preferred stock of any series are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debt securities, warrants, units or preferred stock of any series.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Medtronic, Inc. for the year ended April 25, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

Securities Act Registration Fee	$	*
Legal Fees and Expenses		65,000
Printing Expenses		20,000
Accounting Fees and Expenses		9,000
Miscellaneous		—

Total		$94,000

*	Deferred in accordance with Rule 456(b) and 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Minnesota Statutes Section 302A.521, subdivision 2, requires us to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. In addition, Section 302A.521, subdivision 3, requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of our board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of our board of directors, by special legal counsel, by our shareholders, or by a court. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Our bylaws provide for indemnification by us to the full extent permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending, or completed actions, suits, or proceedings arising from, or alleged to arise from, a party’s actions or omissions as a director, officer, employee, or agent of us or any subsidiary of us or of any other corporation, partnership, joint venture, trust, or other enterprise that has served in such capacity at the request of us if such acts or omissions occurred, or were or are alleged to have occurred, while such party was a director or officer of us. Generally, under Minnesota law, indemnification will be available only where an officer or director can establish that he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us. As permitted by Minnesota Statutes Section 302A.521, our articles of incorporation provide that a director shall have no personal liability to Medtronic or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law.

We have established a directors and officers indemnification trust and we have filed a copy of such trust with the SEC.

ITEM 16.	EXHIBITS

INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
4.2	Form of Note (included in Exhibit 4.1)
4.3	Form of Purchase Contract*
4.4	Form of Warrant*
4.5	Form of Unit*
4.6	Restated Articles of Incorporation, as amended to date (filed as Exhibit 3.1 to Medtronic’s quarterly report on Form 10-Q filed on September 5, 2007 and incorporated by reference herein)+
4.7	Bylaws, as amended to date (filed as Exhibit 3.2 to Medtronic’s annual report on Form 10-K filed on June 30, 2004 and incorporated by reference herein)+
5.1	Opinion of Fredrikson & Byron, P.A.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to Medtronic, Inc.
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1

*	To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

+	Incorporated by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 9th day of March, 2009.

MEDTRONIC, INC.

By:	/s/ William A. Hawkins
William A. Hawkins,
Chairman of the Board,
Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Hawkins William A. Hawkins	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	March 9, 2009

/s/ Gary L. Ellis Gary L. Ellis	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	March 9, 2009

* Richard H. Anderson	Director	March 9, 2009

* David L. Calhoun	Director	March 9, 2009

* Victor J. Dzau, M.D.	Director	March 9, 2009

* Shirley Ann Jackson, Ph.D.	Director	March 9, 2009

* James T. Lenehan	Director	March 9, 2009

* Denise M. O’Leary	Director	March 9, 2009

* Kendall J. Powell	Director	March 9, 2009

Signature	Title	Date

* Robert C. Pozen	Director	March 9, 2009

* Jean-Pierre Rosso	Director	March 9, 2009

* Jack W. Schuler	Director	March 9, 2009

*By:	/s/ Terrance L. Carlson
Name:     Terrance L. Carlson

Title:	Attorney-in-fact

Exhibit Index

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
4.2	Form of Note (included in Exhibit 4.1)
4.3	Form of Purchase Contract*
4.4	Form of Warrant*
4.5	Form of Unit*
4.6	Restated Articles of Incorporation, as amended to date (filed as Exhibit 3.1 to Medtronic’s quarterly report on Form 10-Q filed on September 5, 2007 and incorporated by reference herein)+
4.7	Bylaws, as amended to date (filed as Exhibit 3.2 to Medtronic’s annual report on Form 10-K filed on June 30, 2004 and incorporated by reference herein)+
5.1	Opinion of Fredrikson & Byron, P.A.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to Medtronic, Inc.
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1

*	To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

+	Incorporated by reference.